UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 8, 2022

(Date of earliest event reported)

INTERNET SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

521 Fifth Ave, 17th Floor

New York, New York 10175

(Address of principal executive offices)

212-586-4141

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of William R. Sherman as member of the Board of Directors

On August 8, 2022, the majority shareholders of the Corporation elected William Sherman to serve as member of the Board of Directors of the Corporation. Mr Sherman was also appointed to serve as member of the Nomination & Governance Committee, effective August 8, 2022.

William R. Sherman currently serves as Chief Legal Officer at Internet Sciences Inc and Corporate Secretary of the Corporation. Mr. Sherman’s prior experience includes senior legal positions at Mitchell International, Del Monte Foods, L.A. Gear and Harrah’s Entertainment.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Action by Written Consent of the Board of Directors of Internet Sciences, Inc.
10.2	Action by Written Consent of the Shareholders of Internet Sciences, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2022	Internet Sciences, Inc. By: /s/ Lynda Chervil Lynda Chervil, CEO